Exhibit 99.1

Rumble Reports Third Quarter 2024 Results

~ MAU Growth to 67 Million, Up 26% Quarter-over-Quarter ~

~ Record Revenues of $25.1 Million, Up 39% Year-over-Year ~

~ Fourth Consecutive Quarter of Reduced Cash Usage, 25% Less Usage Than Prior Quarter ~

LONGBOAT KEY, Fla., November 12, 2024 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM) (“Rumble” or the “Company”), the video-sharing platform and cloud services provider, today announced financial results for the fiscal third quarter ended September 30, 2024.

Q3 2024 Key Highlights and Key Items

●	Revenue for the third quarter was $25.1 million, a sequential increase of 12% from $22.5 million in the second quarter of 2024, and an increase of 39% compared to $18.0 million in the third quarter of 2023.

●	Average global Monthly Active Users (“MAUs”) of 67 million in the third quarter of 2024, compared to 53 million in the second quarter of 2024. This represents the eleventh consecutive quarter above 40 million average global MAUs on the platform. We believe that the increase from the second quarter of 2024 is attributable to a rise in interest in political content in the third quarter of 2024. Of the 67 million MAUs, 43 million were based in the U.S. and Canada.

●	Average Revenue Per User (“ARPU”) for the third quarter of 2024 was $0.33, compared to $0.37 in the second quarter. Given that we are currently in the early stages of monetizing our user base, we expect to see some lag in revenue relative to users, particularly during periods of high user growth. As a result, in the third quarter Rumble saw a decrease in ARPU as revenue growth slightly lagged strong MAU growth from the lead-up to the United States presidential election.

●	Net Loss for the third quarter was $31.5 million compared to a loss of $29.0 million in the third quarter of 2023.

●	Adjusted EBITDA, a newly introduced non-GAAP financial measure, was a loss of $23.5 million in the third quarter of 2024, representing an improvement of $11.9 million compared to the third quarter of 2023.

●	As of September 30, 2024, Rumble’s balance of cash, cash equivalents and marketable securities was approximately $132.0 million.

●	Quarterly decrease in cash, cash equivalents and marketable securities has improved in each of the last four quarters (in millions):

Q4 2023	Q1 2024	Q2 2024	Q3 2024
$(47.5)	$(35.6)	$(29.6)	$(22.3)

●	Rumble Cloud announced a partnership with the Miami Dolphins and Hard Rock Stadium, marking a major milestone for Rumble Cloud by onboarding one of the NFL’s premier franchises.

●	Rumble joined the social media platform X in a lawsuit alleging a conspiracy to withhold advertising revenue from Rumble and other digital media platforms. In its filing in the U.S. District Court for the Northern District of Texas, Rumble named as defendants the World Federation of Advertisers, as well as the advertising agency WPP and its subsidiary GroupM Worldwide. Subsequent to quarter end, Rumble added Diageo as a defendant in the lawsuit.

●	Announced the launch of the Rumble app on Xbox, an exciting expansion of Rumble’s video distribution capabilities, further bolstering the independent creator economy while providing enhanced experiences for Rumble viewers.

●	Continued to ramp advertising inventory with mid-roll ads introduced across web, mobile apps and connected TV apps.

●	Fully launched Rumble Premium, Rumble’s advertising-free experience. The subscription revenue complements our growing advertising revenue stream.

●	According to Streams Charts, Rumble logged a record for concurrent live viewers on the platform, as well as new records for the number of concurrent creator streams and peak bandwidth consumption during the September 10, 2024 American presidential debate between President Donald Trump and Vice President Kamala Harris.

Subsequent Events

●	On November 5, 2024, the Company broke records across the board, including advertising revenue through Rumble Advertising Center (RAC), new Rumble Premium subscribers, and live peak viewers during night of the coverage of the U.S. presidential election, according to Stream Charts.

●	On November 5, 2024, the Company announced the addition of Steven Crowder’s MugClub, one of the largest subscription communities on the internet, to Rumble Premium. Subscribers of Rumble Premium will now enjoy the benefits of a ‘no ad’ experience in addition to the full exclusive content library from Steven Crowder.

●	As announced on October 15, 2024, Sticker Mule, a leading online custom merchandise seller, has become a cloud client and is moving its Artificial Intelligence processing to the Rumble Cloud and will be using Rumble’s NVIDIA H100 inventory.

Management Commentary

Rumble’s Chairman and CEO Chris Pavlovski commented, “It has been two years since we made our public debut, and I can honestly say that I have never been more optimistic about the opportunity in front of us. We broke records on Election Night. We delivered record revenues for the third quarter, with $25.1 million, a 39% increase compared to a year ago. On top of record revenues, our average MAUs were 67 million, the eleventh consecutive quarter of MAUs north of 40 million. The American people have spoken. Cancel culture is dead. Free Speech is now mainstream, and Rumble is in the driver’s seat with the best lineup of independent creators with the best economics.”

Q3 Financial Summary (Unaudited)

For the three months ended September 30,	2024	2023	Variance ($)	Variance (%)
Revenues	$25,056,904	$17,982,150	$7,074,754	39%
Expenses
Cost of services (content, hosting and other)	$36,428,951	$39,751,475	$(3,322,524)	(8)%
General and administrative	9,710,935	9,688,129	22,806	0%
Research and development	4,650,688	5,111,748	(461,060)	(9)%
Sales and marketing	3,955,552	3,182,903	772,649	24%

Revenues increased by $7.1 million to $25.1 million in the three months ended September 30, 2024 compared to the three months ended September 30, 2023, of which $5.9 million was attributable to an increase in Audience Monetization revenues and $1.2 million was attributable to higher Other Initiatives. The increase in Audience Monetization revenues was mainly due to higher advertising and subscription revenue. The increase in revenue from Other Initiatives was mostly due to more advertising inventory being monetized by our publisher network and an increase in cloud services offered.

Cost of services decreased by $3.3 million to $36.4 million in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The decrease was due to a decrease in programming and content costs of $5.4 million, offset by an increase of $1.7 million in share-based compensation and $0.4 million in other cost of services. The decrease in programming and content costs was primarily due to a reduction of $7.9 million in guaranteed creator commitment costs, which was partially offset by a $2.5 million increase in the creators’ share of revenue.

General and administrative expenses increased by $23.0 thousand to $9.7 million in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The increase was mainly due to payroll and related expenses offset by a decrease in other administrative expenses such as public company-related costs, including legal, insurance, and other administrative services.

Research and development expenses decreased by $0.5 million to $4.7 million in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The decrease was mainly due to a decrease in payroll and related expenses of $0.5 million.

Sales and marketing expenses increased by $0.8 million to $4.0 million in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The increase was due to an increase in payroll and related expenses of $0.8 million.

Outlook

In line with our previous statements, we continue to expect revenue growth for the remainder of 2024. As we ramp up monetization and maintain discipline around our cost structure, we continue to expect to move materially towards Adjusted EBITDA breakeven in 2025.

Capitalization as of September 30, 2024

The table below sets forth Rumble’s fully diluted capitalization as of September 30, 2024.

			Earnout / Escrow		Total
Class A Common Stock	205,279,982	(1)	78,376,354	(2)	283,656,336
Options, warrants & RSUs	71,863,590	(3)	28,587,396	(4)	100,450,986
Total	277,143,572		106,963,750		384,107,322

*	Table excludes non-economic, voting shares(5)

(1)	Consists of 95,738,079 shares of Class A Common Stock outstanding, plus 109,541,903 shares of Class A Common Stock issuable upon exchange of any issued and outstanding exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”).

(2)	Pursuant to the terms of our initial business combination in 2022, certain shareholders are eligible to receive up to an aggregate of 78,376,354 additional shares of Class A Common Stock if the closing price of the Class A Common Stock is greater than or equal to $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 trading-day period. The term will expire on September 16, 2027. If there is a change in control prior to September 16, 2027, resulting in a per share price equal to or in excess of the $15.00 and $17.50 share price milestones not previously met, then the Company shall issue the earnout shares to these shareholders. The shares are currently being held in escrow until the contingency is met and consist of 20,800,886 shares of Class A Common Stock, ExchangeCo Shares exchangeable for 55,611,718 shares of Class A Common Stock, and 1,963,750 shares of Class A Common Stock held by the Sponsor subject to forfeiture.

(3)	Consists of 61,387,566 shares of Class A Common Stock issuable under options outstanding, plus 8,050,000 shares of Class A Common Stock issuable under warrants outstanding, plus 2,426,024 restricted stock units outstanding.

(4)	Consists of 28,587,396 shares of Class A Common Stock issuable under options that are subject to the same earnout conditions set forth in footnote (3) above. The options are currently being held in escrow until the contingency is met.

(5)	The Company has two classes of non-economic, voting shares that are issued solely for voting purposes: (i) shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share on a one-for-one basis, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic and (ii) shares of Class D Common Stock, with each share carrying 11.2663 votes per share but are otherwise non-economic, held by the Company’s founder Chris Pavlovski.

Conference Call Webcast Information

Rumble will host a conference call at 5:00 p.m. Eastern Time today, Tuesday, November 12, 2024, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Chris Pavlovski, the Chairman and CEO of Rumble, will also be interviewed by Matt Kohrs this evening at 6:30 p.m. Eastern Time. The interview will be accessible here and streamed live on the Matt Kohrs Rumble channel at rumble.com/MattKohrs.

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (the latter as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a high-growth video platform and cloud services provider that is creating an independent infrastructure. Rumble’s mission is to restore the internet to its roots by making it free and open once again. For more information, visit corp.rumble.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants and change in fair value of contingent consideration. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “well underway,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “on a trajectory,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; Rumble Cloud, our recently launched cloud services business, may not achieve success and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; we may fail to comply with applicable privacy laws; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and, notwithstanding our efforts to enhance our protection from such risks, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD: the @rumblevideo X (formerly Twitter) account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X (formerly Twitter) account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenues	$25,056,904	$17,982,150	$65,259,903	$60,571,579

Expenses
Cost of services (content, hosting, and other)	$36,428,951	$39,751,475	$103,949,438	$106,615,656
General and administrative	9,710,935	9,688,129	29,448,330	27,482,408
Research and development	4,650,688	5,111,748	14,497,709	12,078,168
Sales and marketing	3,955,552	3,182,903	13,527,043	10,215,780
Acquisition-related transaction costs	-	445,833	-	1,150,035
Amortization and depreciation	3,128,242	1,353,071	9,118,603	3,077,705
Changes in fair value of contingent consideration	-	(1,335,177)	1,354,357	(1,709,173)

Total expenses	57,874,368	58,197,982	171,895,480	158,910,579

Loss from operations	(32,817,464)	(40,215,832)	(106,635,577)	(98,339,000)
Interest income	1,949,898	3,620,882	6,646,015	10,499,232
Other income (expense)	(304)	104,339	(73,881)	85,939
Changes in fair value of warrant liability	(756,700)	7,485,695	(1,480,395)	643,195

Loss before income taxes	(31,624,570)	(29,004,916)	(101,543,838)	(87,110,634)
Income tax benefit (expense)	85,157	(16,126)	(66,315)	(32,601)

Net loss	$(31,539,413)	$(29,021,042)	$(101,610,153)	$(87,143,235)

Loss per share – basic and diluted	$(0.15)	$(0.14)	$(0.50)	$(0.43)

Weighted average number of common shares used in computing net loss per share - basic and diluted	204,972,162	201,810,477	203,660,885	201,287,948

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$2,405,375	$737,878	$5,332,489	$1,936,685
General and administrative	3,139,578	3,085,754	10,176,965	7,523,812
Research and development	361,752	365,026	1,299,092	730,300
Sales and marketing	251,060	132,493	669,495	300,240
Total share-based compensation expense	$6,157,765	$4,321,151	$17,478,041	$10,491,037

Condensed Consolidated Interim Balance Sheets (Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$130,784,683	$218,338,658
Marketable securities	1,202,290	1,135,200
Accounts receivable	11,304,717	5,440,447
Prepaid expenses and other	15,539,171	13,090,072
	158,830,861	238,004,377

Other non-current assets	533,636	1,626,802
Property and equipment, net	18,448,739	19,689,987
Right-of-use assets, net	1,985,227	2,473,903
Intangible assets, net	26,737,419	23,262,428
Goodwill	10,655,391	10,655,391
	$217,191,273	$295,712,888

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$25,668,998	$24,713,203
Deferred revenue	12,594,590	7,003,891
Deferred tax liability	1,030,757	-
Lease liabilities	1,036,062	975,844
Contingent consideration	-	863,643
	40,330,407	33,556,581

Lease liabilities, long-term	1,041,805	1,630,837
Contingent consideration, net of current portion	-	705,717
Warrant liability	9,177,000	7,696,605
Other liability	500,000	500,000
	51,049,212	44,089,740
Commitments and contingencies (Note 13)

Shareholders’ equity
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 118,502,715 and 114,926,700 shares issued and outstanding, as of September 30, 2024 and December 31, 2023, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 165,153,621 and 165,353,621shares issued and outstanding, as of September 30, 2024 and December 31, 2023, respectively; 110,000,000 Class D authorized, 105,782,403 and 105,782,403 shares issued and outstanding, as of September 30, 2024 and December 31, 2023, respectively)	768,861	768,523
Accumulated deficit	(246,813,316)	(145,203,163)
Additional paid-in capital	412,186,516	396,057,788
	166,142,061	251,623,148
	$217,191,273	$295,712,888

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the nine months ended September 30,	2024	2023
Cash flows provided by (used in)
Operating activities
Net loss for the period	$(101,610,153)	$(87,143,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	9,118,603	3,077,705
Share-based compensation	14,666,835	10,491,037
Non-cash interest expense	-	33,255
Net trade and barter revenue and expense	1,327,605	-
Non-cash lease expense	805,679	481,542
Change in fair value of warrants	1,480,395	(643,195)
Change in fair value of contingent consideration	1,354,357	(1,709,173)

Changes in operating assets and liabilities:
Accounts receivable	(5,864,270)	(1,785,330)
Prepaid expenses and other	(1,384,211)	(4,952,942)
Accounts payable and accrued liabilities	976,194	16,375,555
Deferred revenue	4,263,094	6,446,972
Deferred tax liability	1,030,757	-
Operating lease liabilities	(817,540)	(502,923)
Net cash used in operating activities	(74,652,655)	(59,830,732)

Investing activities
Purchase of property and equipment	(2,654,913)	(11,008,811)
Purchase of intangible assets	(4,700,559)	(910,399)
Purchase of marketable securities	(1,202,290)	(1,135,200)
Sale and maturities of marketable securities	1,135,200	1,100,000
Cash acquired in connection with Callin acquisition	-	1,000,989
Cash paid to non-accredited investors in connection with Callin acquisition	(204,846)	-
Cash paid in connection with North River acquisition	(3,654,500)	-
Net cash used in investing activities	(11,281,908)	(10,953,421)

Financing activities
Taxes paid from net share settlement for share-based compensation	(1,915,138)	(462,658)
Proceeds from exercise of stock options	295,726	-
Share issuance costs	-	(40,478)
Net cash used in financing activities	(1,619,412)	(503,136)

Effect of exchange rate changes on cash and cash equivalents	-	1,882
Decrease in cash and cash equivalents during the period	(87,553,975)	(71,285,407)

Cash and cash equivalents, beginning of period	218,338,658	337,169,279
Cash and cash equivalents, end of period	$130,784,683	$265,883,872

Supplemental cash flow information
Cash paid for income taxes	$71,864	$32,601
Cash paid for interest	278	4,212
Cash paid for lease liabilities	945,354	611,639

Non-cash investing and financing activities:
Non-cash consideration related to the acquisition of Callin (Note 3)	-	18,226,572
Class A Common Stock issued to settle contingent consideration liability	1,404,753	-
Property and equipment in accounts payable and accrued liabilities	49,343	1,522,938
Recognition of operating right-of-use assets in exchange of operating lease liabilities, net of derecognition of terminated leases	317,003	969,473
Settlement of loan receivable in exchange for Class A Common Stock	-	391,235
Share-based compensation capitalized related to intangible assets	342,374	-

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net loss	$(31,539,413)	$(29,021,042)	$(101,610,153)	$(87,143,234)
Adjustments:
Amortization and depreciation	3,128,242	1,353,071	9,118,603	3,077,705
Share-based compensation expense	6,157,765	4,321,151	17,478,041	10,491,037
Interest income	(1,949,898)	(3,620,882)	(6,646,015)	(10,499,232)
Other (income) expense	304	(104,339)	73,881	(85,939)
Income tax (benefit) expense	(85,157)	16,126	66,315	32,601
Change in fair value of warrants liability	756,700	(7,485,695)	1,480,395	(643,195)
Change in fair value of contingent consideration	-	(1,335,177)	1,354,357	(1,709,173)
Acquisition-related transaction costs	-	445,833	-	1,150,035
Adjusted EBITDA	$(23,531,457)	$(35,430,954)	$(78,684,576)	$(85,329,395)

Historical Adjusted EBITDA

	From the three months ended,
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net loss	$(31,539,413)	$(26,780,700)	$(43,290,040)	$(29,277,227)	$(29,021,042)
Adjustments:
Amortization and depreciation	3,128,242	3,564,219	2,426,142	1,773,107	1,353,071
Share-based compensation expense	6,157,765	6,557,381	4,762,894	5,643,677	4,321,151
Interest income	(1,949,898)	(2,174,166)	(2,521,952)	(3,095,231)	(3,620,882)
Other (income) expense	304	3,869	69,708	211,450	(104,339)
Income tax (benefit) expense	(85,157)	151,625	(153)	(32,601)	16,126
Deferred tax benefit	-	-	-	(3,291,703)	-
Change in fair value of warrants liability	756,700	(10,014,200)	10,737,895	(1,722,700)	(7,485,695)
Change in fair value of contingent consideration	-	17,768	1,336,589	(213,208)	(1,335,177)
Acquisition-related transaction costs	-	-	-	1,283	445,833
Adjusted EBITDA	$(23,531,457)	$(28,674,204)	$(26,478,917)	$(30,003,154)	$(35,430,954)